EXHIBIT 3
                     AMENDMENT OF ARTICLES OF INCORPORATION

                          HEALTH RISK MANAGEMENT, INC.


     The following amendments of articles or modifications to the statutory requirements regulating the above corporation were adopted:

     The Articles of Incorporation, as amended, were restated in accordance with Exhibit A attached hereto.

     The amendment restating the Articles correctly sets forth without change the corresponding provisions of the Articles as previously amended.

     This  amendment  has been  approved  pursuant  to chapter  302A,  Minnesota
Statues.

     I certify that I am authorized to execute this amendment and I further certify that I understand that by signing this amendment, I am subject to the penalties of perjury as set forth in section 609.48 as if I had signed this amendment under oath.



                                        /s/ Gary McIlroy
                                        Gary T. McIlroy, Chief Executive Officer

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                          HEALTH RISK MANAGEMENT, INC.

                                    ARTICLE 1
                                      NAME

     The name of the corporation is "Health Risk Management, Inc."

                                    ARTICLE 2
                                      NAME

     The address of the registered office of the corporation in Minnesota is Suite 270, 8000 West 78th Street, Edina, Minnesota 55435.

                                    ARTICLE 3
                                AUTHORIZED SHARES

     (a) The aggregate number of authorized shares of Common Stock of this corporation, par value $.01 per share (the "Common Stock"), is 20,000,000.

     (b) The aggregate number of authorized shares of 9-1/2% Convertible Preferred Stock, par value $.01 per share (the "Preferred Stock"), is 250,000.

     (c) The aggregate number of authorized shares of undesignated stock, par value $.01 per share (the "Undesignated Stock") is 9,750,000.

     (d) The rights, preferences, privileges and restrictions granted to or imposed upon the Common Stock and the Preferred Stock or the holders thereof are as follows:

          (i) Voting Rights. Each holder of Common Stock shall have one vote on all matters submitted to the shareholders for each share of Common Stock standing in the name of such holder on the books of this corporation.

          (ii) Preemptive Rights. The shareholders of this corporation shall not have preemptive rights to subscribe for or acquire securities or rights to purchase securities of any kind, class or series of the corporation.

          (iii) Preferred Stock. Each share of Preferred Stock will, upon its issuance: (A) entitle its holder to receive, out of any funds legally available for such purpose, cash dividends at the rate of 9-1/2% per annum, payable semi-annually, which dividends shall be cumulative from the date of issuance and whether or not declared or earned (and no dividends will be payable on any Common Stock or any other equity securities of the corporation unless all accumulated and unpaid dividends on the Preferred Stock have been paid in full); (B) entitle its holder to receive, in the event of the liquidation or dissolution of the corporation, $9.00 in cash, together with an amount in cash equal to the dividends accumulated and unpaid thereon to the date of distribution, before any payment is made or assets distributed to the holders of Common Stock or any other equity securities of the corporation; (C) entitle its holder to convert such share of Preferred Stock into one share of Common Stock; (D) be redeemable upon 60 days' advance written notice (subject to the holder's right to convert during such period) in whole or in part, by the corporation for $9.00 in cash, together with an amount in cash equal to the dividends accumulated and unpaid thereon to the date of redemption (prorated for any partial periods) at any time after the first date upon which the average aggregate market value for the 30-day period preceding such date (based on the closing or bid prices, as applicable, during such period) of the publicly traded, unrestricted shares of Common Stock then outstanding and not held by affiliates of the corporation is greater than an amount equal to $4,429,611; and (E) entitle its holder to vote as if such holder held one share of Common Stock (except that the Preferred Stock shall have class voting rights on matters specified in Minn. Stat. ss.302A.137). The conversion rate, liquidation rate, redemption price and voting rate per share of the Preferred Stock shall be equitably adjusted in the event of a stock split of or stock dividend on the Common Stock or Preferred Stock after the date of adoption of this Amendment of Articles of Incorporation.

          (iv) Cumulative Voting. There shall be no cumulative voting by the shareholders of the corporation.

     (e) The Board of Directors of the corporation is authorized to establish from the Undesignated Stock, by resolution adopted and filed in the manner provided by law, one or more classes or series of shares, to designate each such class or series (which may include but is not limited to designation as additional shares of Common Stock), and to fix the relative rights and preferences of each such class or series. The resolution or resolutions establishing the issue of Undesignated Stock shall specify the voting powers, if any, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation:

          (i) The number of shares to constitute the class or series and designations thereof;

          (ii) The voting powers, full or partial, or no voting powers;

          (iii) The redemption price or prices if any, and the terms and conditions on which shares of such class or series shall be redeemable;

          (iv) The rate of the distributions of any or all kinds, the conditions on which and the times when such distributions are made; the preference to, or the relation to, the payment of the distributions on any other class or classes or any other series of stock;

          (v) The rights of shares of such class or series upon the liquidation, or dissolution or winding up of the assets of the corporation;

          (vi) The rights, if any, of the holders of shares of such class or series to convert such shares into, or to exchange such shares for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the corporation and the price or prices or the rates of exchange and the adjustments at which such shares shall be convertible or exchangeable, and any other terms and conditions of such conversion or exchange; and

          (vii) The sinking fund requirements, if any, to be applied to the purchase or redemption of shares of such class or series including the amount of such fund or funds and the manner of application.

     (f) Upon redemption or conversion of any shares of Preferred Stock or any class or series established by the Board from the Undesignated Stock pursuant to paragraph (e), any shares so redeemed or converted shall constitute authorized but unissued shares of that class or series; provided, however, when all shares of any one class or series shall have been redeemed or converted, all shares of such class or series shall thereupon constitute shares of Undesignated Stock.

                                    ARTICLE 4
                               BOARD OF DIRECTORS

     The terms of office of directors shall be classified by dividing them into three classes, with each class being as nearly equal in number as possible. The terms of office of the directors initially classified as Class A shall expire at the annual meeting of shareholders to be held in 1986; the terms of those classified as Class B shall expire at the annual meeting of shareholders to be held in 1987; and the terms of those classified as Class C shall expire at the annual meeting of shareholders to be held in 1988. At each annual meeting of shareholders after such initial classification, directors of the class, the term of which is expiring, shall be elected to hold office until the third succeeding annual meeting of shareholders.

     The vote required to amend or repeal all or any portion of this Article 4 shall be the affirmative vote of the holders of at least 75% of the outstanding shares of capital stock entitled to vote generally in the election of directors ("Voting Stock") of the corporation unless the proposed amendment or repeal has been recommended to the shareholders by the affirmative vote of two-thirds of the entire Board of Directors, in which case such an amendment or repeal shall require the affirmative vote of a majority of the holders of the outstanding shares of Voting Stock of the corporation.

     The Board of Directors is authorized, to the extent permitted by law, to adopt, amend or repeal the Bylaws of this corporation, subject to the power of the shareholders to adopt, amend or repeal such Bylaws. Bylaws fixing the number of directors or their classifications, qualifications, or terms of office, or prescribing procedures for removing directors or filling vacancies in the Board may be adopted, amended or repealed only by the affirmative vote of the holders of 75% of the outstanding shares of Voting Stock, unless the proposed amendment or repeal has been recommended to the shareholders by the affirmative vote of two-thirds of the entire Board of Directors, in which case such an amendment or repeal shall require the affirmative vote of a majority of the holders of the outstanding shares of Voting Stock of the corporation. For purposes of any vote of holders of Voting Stock pursuant to this Article 4, all shares of Voting Stock shall be considered as one class.

     An action required or permitted to be taken at the meeting of the Board of Directors of the corporation may be taken by a written action signed, or counterparts of a written action signed in the aggregate, by the number of directors that would be required to take the same action at a meeting of the Board of Directors of the corporation at which all of the directors were present.

                                    ARTICLE 5
                           SPECIAL VOTING REQUIREMENTS

     Except as otherwise expressly provided in this Article:

          (i) any merger or consolidation of the corporation with or into any other corporation;

          (ii) any sale, lease, mortgage, exchange or other disposition of all or any Substantial part of the assets of the corporation to or with any other corporation, person, or other entity;

          (iii) the issuance or transfer of a Substantial amount of any securities of the corporation, in one transaction or a series of transactions, to any other corporation, person or other entity in exchange for assets, securities or cash or any combination thereof or otherwise (except pursuant to stock dividends, stock splits, or similar transactions which would not have the effect of increasing the voting power of any shareholder);

          (iv) any reclassification of securities or recapitalization of the corporation which has the effect, directly or indirectly, of increasing the proportionate share of any outstanding securities of the corporation held by any other corporation, person or other entity;

shall require the affirmative vote of the holders of

          (i) at least 75% of the Voting Stock, and

          (ii) at least a majority of the outstanding shares of capital stock of the corporation which are not beneficially owned by such corporation, person or other entity,

if, as of the record date for the determination of stockholders entitled to notice thereof and to vote thereon, such others corporation, person or entity is the beneficial owner, directly or indirectly, of 5% or more of the Voting Stock. Such affirmative vote shall be required notwithstanding the fact that no vote or some lesser vote may be specified by law or in any agreement with any national securities exchange.

     (a) Exceptions. The provisions of this Article 5 shall not apply to any transaction described herein (i) with another corporation if a majority, by vote, of the outstanding shares of all classes of capital stock of such other corporations entitled to vote generally in the election of directors, considered for this purpose as one class is owned of record or beneficially by the corporation; or (ii) with another corporation, person or other entity if the Board of Directors of the corporation shall by resolution have approved a memorandum of understanding with such other corporation, person or other entity with respect to and substantially consistent with such transaction prior to the time such other corporation, person or entity became the beneficial owner, directly or indirectly, of 5% or more of the outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors.

     (b) Definitions.

          (1) Beneficial Ownership. For the purposes of this Article 5, a corporation, person or other entity shall be deemed to be the beneficial owner of any shares of Voting Stock of the corporation (i) which it has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, or (ii) which are beneficially owned, directly or indirectly (including shares deemed owned through application of clause (i) above), by any other corporation, person or other entity (a) which is its Affiliate or Associate, or (b) with which it or its Affiliate or Associate has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of Voting Stock. For the purposes of this Article 5, the outstanding shares of Voting Stock shall include shares deemed owned through the application of clauses (i) and (ii) of this Section (b)(1) but shall not include any other shares which may be issuable pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise.

          (2) Substantial means an amount equal to 30% or more of the fair market value of the total assets of the corporation or of the total outstanding securities of the corporation, as the context shall require.

          (3) Affiliate of Associate mean such terms as defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect on June 1, 1985.

          (4) Voting Stock means the outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors, considered for the purposes of this Article 5 as one class.

     (c) Determination by Board of Directors. The Board of Directors of the corporation shall have the power and duty to determine for the purposes of this
Article 5, on the basis of information then known to it, whether (i) any corporation, person, or other entity beneficially owns, directly or indirectly, 5% or more of the Voting Stock, or is an Affiliate or an Associate of another,
(ii) any proposed sale, lease, mortgage, exchange or other disposition of a part of the assets of the corporation involves a Substantial part of such assets,
(iii) the proposed issuance or transfer of securities of the corporation in exchange for assets, securities or cash or any combination thereof or otherwise is of a Substantial amount of such securities, and (iv) such other matter with respect to which a determination is required under this Article 5. Any such determination by the Board shall be conclusive and binding for all purposes of this Article 5.

     (d) Amendment. Notwithstanding any other provision of these Articles of Incorporation or the Bylaws (and in addition to any other vote that may be required by law, these Articles of Incorporation or the Bylaws), there shall be required to amend, alter, change, or repeal, directly or indirectly, this
Article 5 and the  affirmative  vote of (i) at least 75% of the Voting Stock and
(ii) at least a majority of the outstanding shares of Voting Stock of the corporation which are not beneficially owned by such corporation, person or entity which is, as of the record date for the determination of stockholders entitled to notice of such amendment, alteration, change or repeal and to vote thereon, the beneficial owner, directly or indirectly, of 5% or more of the outstanding shares of Voting Stock.

                                    ARTICLE 6
                       LIMITATION ON DIRECTORS' LIABILITY

     Pursuant to and in accordance with Minnesota Statutes, 302A.251, Subd. 4, the directors of this corporation shall have no personal liability to the corporation or its shareholders for monetary damages for breach of fiduciary duty, except that nothing herein shall limit or eliminate any director's liability with respect to any of the following:

     (a) for any breach of the director's duty of loyalty to the corporation or its shareholders;

     (b) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

     (c) for any illegal distributions as set forth in Minnesota Statutes, 302A.559, Subd. 1-4;

     (d) for any act in violation of the regulation of securities under Minnesota Statutes, 80A.22, Subd. 1-11;

     (e) for any transaction from which the director derived an improper personal benefit; or

     (f) for any act or omission occurring prior to the date when the provision in the articles eliminating or limiting liability becomes effective.

                               STATE OF MINNESOTA
                               DEPARTMENT OF STATE
                                      FILED
                                   SEP 27 1990
                             /s/ Joan Anderson Growe
                               Secretary of State

                           CERTIFICATE OF DESIGNATIONS

                                       OF

                            SERIES A PREFERRED STOCK

                                       OF

                          HEALTH RISK MANAGEMENT, INC.

                        (Pursuant to Chapter 302A of the
                       Minnesota Business Corporation Act)


     Health Risk Management, Inc., a corporation organized and existing under the Minnesota Business Corporation Act (hereinafter called the "Company"), hereby certifies that the following resolution was adopted by the Board of Directors of the Company as required by Section 302A.239 of the Minnesota Business Corporation Act at a meeting duly called and held on April 4, 1997:

     RESOLVED, that, pursuant to the authority granted to and vested in the Board of Directors of the Company (hereinafter called the "Board of Directors" or the "Board") in accordance with the provisions of the Amended and Restated Articles of Incorporation, as amended to date (hereinafter called the "Articles of Incorporation"), the Board of Directors hereby creates a series of Preferred Stock, par value $.01 per share (the "Preferred Stock"), of the Company and hereby states the designation and number of shares, and fixes the relative rights, preferences, and limitations thereof as follows:

     Series A Preferred Stock:

     Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Preferred Stock" (the "Series A Preferred Stock"), and the number of shares constituting the Series A Preferred Stock shall be Three Hundred Thousand (300,000). Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that, no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Company convertible into Series A Preferred Stock.

    Section 2. Dividends and Distributions.

          (A) Subject to the rights of the holders of any shares of any series of Preferred Stock, par value $.01 per share (the "Preferred Stock"), of the Company or Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock, par value $.01 per share (the "Common Stock"), of the Company, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1 or (b) subject to the provision for adjustment hereinafter set forth, 100 times (as adjusted, the "Dividend Multiple") the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the Dividend Multiple shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (B) The Company shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided, that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

          (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than sixty (60) days prior to the date fixed for the payment thereof.

     Section 3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

          (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes (as adjusted, the "Vote Multiple") on all matters submitted to a vote of the stockholders of the Company. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the Vote Multiple shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (B) Except as  otherwise  provided in Section 10 hereof,  in any other
     Certificate of Designations creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Company having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Company.

          (C) Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

     Section 4. Certain Restrictions.

          (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Company shall not:

               (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

               (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

               (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Company may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Company ranking junior (as to dividends and upon dissolution, liquidation and winding up) to the Series A Preferred Stock; or

               (iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board) to all holders of such shares upon such terms as the Board, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

     (B) The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

     Section 5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Articles of Incorporation, or in any other Certificate of Designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.

     Section 6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Company, no distribution shall be made (A) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received the greater of (i) $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or (ii) subject to the provision for adjustment hereinafter set forth, 100 times (as adjusted, the "Liquidation Preference Multiple") the aggregate amount to be distributed per share to holders of shares of Common Stock, or (B) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the Liquidation Preference Multiple shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 7. Consolidation, Merger, Etc. In case the Company shall enter into any consolidation, merger, statutory exchange combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times (as adjusted, the "Exchange Multiple") the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the Exchange Multiple shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 8. No Redemption. The shares of Series A Preferred Stock shall not be redeemable.

     Section 9. Rank. The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of Preferred Stock hereafter issued that specifically provide that they shall rank senior to the Series A Preferred Stock.

     Section 10. Amendment. If any proposed amendment to the Articles of Incorporation or this Certificate of Designation would alter or change the preferences, special rights or powers given to the Series A Preferred Stock so as to affect the Series A Preferred Stock adversely, or would authorize the issuance of a class or classes of stock having preferences or rights with respect to dividends or dissolutions or the distribution of assets that would be superior to the preferences or rights of the Series A Preferred Stock, then the holders of the Series A Preferred Stock shall be entitled to vote as a series upon such amendment, and the affirmative vote of two-thirds of the outstanding shares of Series A Preferred Stock shall be necessary to the adoption thereof, in addition to such other vote as may be required by the Minnesota Business Corporation Act.

     Section 11. Fractional Shares. Series A Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock.

     I certify that I am authorized to execute this Certificate of Designations, and I further certify that I understand that by signing this Certificate I am subject to the penalties of perjury as set forth in Minnesota Statutes, Section 609.48, as if I had signed this Certificate under oath.



                                           /s/ Marlene O. Travis
                                           Marlene O. Travis, President





                                            STATE OF MINNESOTA
                                           DEPARTMENT OF STATE
                                                  FILED
                                               APR O8 1997
                                          /s/ Joan Anderson Growe
                                             Secretary of State


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